UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

September 21, 2026
Date of Report (Date of earliest event reported)

MAGNITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Broadway, 9th Floor
New York, New York 10001
(Address of principal executive offices, including zip code)

(212) 243-2769
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	MGNI	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On September 18, 2026, Magnite, Inc. (the “Company”) appointed Brian Gephart as the Company’s Chief Financial Officer (“CFO”), effective October 1, 2026, in which capacity he will serve as principal financial officer.  Mr. Gephart, age 47, has served as the Company's Chief Accounting Officer since June 2021. Prior to joining the Company, Mr. Gephart served as the Chief Financial Officer and principal financial officer of Leaf Group, a diversified consumer internet company that builds enduring, creator-driven brands that reach passionate audiences in large and growing lifestyle categories, since May 2020, and as Chief Accounting Officer and principal accounting officer from June 2019 to May 2020.  Prior to joining Leaf Group, Mr. Gephart served as Chief Accounting Officer of JH Capital Group, a diversified specialty finance company providing a wide array of solutions for consumers and businesses across a broad range of assets, from August 2017 to April 2019. Prior to joining JH Capital Group, Mr. Gephart was a Director at PricewaterhouseCoopers LLP specializing in Capital Markets & Accounting Advisory Services, from July 2011 to August 2017, where he advised a variety of private and public companies on capital market transactions, mergers and acquisitions and financial reporting and accounting matters. Mr. Gephart received a bachelor’s degree in Accounting from Hillsdale College and an M.B.A. from DePaul University. Mr. Gephart is a Certified Public Accountant. Mr. Gephart has no family relationship with any director or executive officer of the Company. Mr. Gephart has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with his appointment, Mr. Gephart will receive an equity award with a total value of $2.25 million, allocated 70% to restricted stock units (“RSUs”) and 30% to performance stock units (“PSUs”). The RSU portion, with a value of $1,575,000, will be granted on October 1, 2026 and will vest over four years, with a one-year cliff, subject to Mr. Gephart’s continued employment through the applicable vesting dates. The PSU portion, with a value of $675,000, is expected to be granted concurrently with annual PSU grants made to other Magnite executives in 2027.
The Company also amended Mr. Gephart’s Executive Severance and Vesting Acceleration Agreement. As amended, upon an Involuntary Termination (as defined in the severance agreement) outside of a Sale Transaction (as defined in the severance agreement), Mr. Gephart is entitled to receive 12 months of base salary, a pro-rated bonus, 12 months of health benefits, 12 months of vesting acceleration of time-based equity awards, and a 12-month extension of the exercise term for vested stock options. Upon an Involuntary Termination in connection with or following a Sale Transaction, Mr. Gephart is entitled to receive all of the foregoing benefits plus full acceleration of all time-based equity awards. On September 21, 2026, the Company issued a press release in connection with the appointment of Mr. Gephart. A copy of the Company’s press release (the "Press Release") is furnished as Exhibit 99.1 and is incorporated herein by reference.
Appointment of Chief Accounting Officer
On September 18, 2026, the Company appointed Haas Sullivan as the Company’s Chief Accounting Officer (“CAO”), effective October 1, 2026, in which capacity he will serve as principal accounting officer. Mr. Sullivan, age 43, has served as the Company’s Vice President of Accounting since April 2020. Previously, he served as the Company’s Senior Director of Accounting from July 2018 to April 2020 and as its Director of Accounting from August 2015 to July 2018. Prior to joining the Company, Mr. Sullivan served as Senior Director of Global Accounting at HYLA Mobile, a provider of mobile device trade-in and lifecycle management solutions, from 2010 to 2015. Prior to joining HYLA Mobile, Mr. Sullivan spent five years in the audit practice at Deloitte & Touche LLP. Mr. Sullivan received a bachelor’s degree in Business Economics, with an emphasis in Accounting, from the University of California, Santa Barbara. Mr. Sullivan has no family relationship with any director or executive officer of the Company. Mr. Sullivan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with his appointment, Mr. Sullivan will receive a grant of restricted stock units with a value of approximately $600,000, to be granted on October 1, 2026. The RSUs will vest over four years, with a one-year cliff, subject to Mr. Sullivan’s continued employment through the applicable vesting dates.
The Company and Mr. Sullivan also entered into a new Executive Severance and Vesting Acceleration Agreement. Pursuant to the agreement, upon an Involuntary Termination (as defined in the severance agreement) outside of a Sale Transaction (as defined in the severance agreement), Mr. Sullivan is entitled to receive 3 months of base salary, a pro-rated bonus, 3 months of health benefits, 3 months of vesting acceleration of time-based equity awards, and a 12-month extension of the exercise term for vested stock options. Upon an Involuntary Termination in connection with or following a Sale Transaction, Mr. Sullivan is entitled to receive 6 months of base salary, 6 months of health benefits, full acceleration of all time-based equity awards, and a pro-rated bonus.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated September 21, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNITE, INC.

Date:	September 21, 2026	By:	/s/ Aaron Saltz
Aaron Saltz
Chief Legal Officer